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                             CERTIFICATE OF MERGER

                                       OF

                            MILLENNIUM AMERICA INC.
                            (a Delaware corporation)

                                      INTO

                              HANSON AMERICA INC.
                            (a Delaware corporation)

                            Under Section 251 of the
                           General Corporation Law of
                             The State of Delaware

     Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, HANSON AMERICA INC., a Delaware corporation, hereby certifies the following information relating to the merger of MILLENNIUM AMERICA INC., a Delaware corporation, with and into HANSON AMERICA INC. (the 'Merger').

     1. The names and states of incorporation of HANSON AMERICA INC. and MILLENNIUM AMERICA INC., which are the constituent corporations in this Merger (the 'Constituent Corporations'), are:

                       NAME                             STATE
                     -------                          ---------

MILLENNIUM AMERICA INC.                               Delaware
HANSON AMERICA INC.                                   Delaware

     2. The Agreement and Plan of Merger, dated as of September 30, 1996 (the 'Merger Agreement'), among HANSON

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AMERICA INC. and MILLENNIUM AMERICA INC., setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the corporations party to the Merger Agreement in accordance with the provisions of Section 251(c) of the General Corporation Law of the State of Delaware.

     3. The name of the corporation surviving the Merger is HANSON AMERICA INC. (the 'Surviving Corporation').

     4. Pursuant to the Merger Agreement, the Certificate of Incorporation of HANSON AMERICA INC. shall be the Certificate of Incorporation of the Surviving Corporation, except that the Certificate of Incorporation shall be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

          '1. The name of the corporation is

                            MILLENNIUM AMERICA INC.'

     5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 99 Wood Avenue South, Iselin, New Jersey 08830.

     6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

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     7.  The Merger shall become  effective on October 1,  1996, as specified in the Merger Agreement.

                                       3

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     IN WITNESS WHEREOF, this Certificate of Merger has been executed as of  the
30th day of September, 1996.

                                          HANSON AMERICA INC.

                                          By: /s/  GEORGE H. HEMPSTEAD, III
                                             -----------------------------------
                                            George H. Hempstead, III
                                            Senior Vice President

ATTEST:

 /s/      C. WILLIAM CARMEAN
--------------------------------------
C. William Carmean
Assistant Secretary

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